                                                                    EXHIBIT 10.8


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                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                        INDUSTRIALEX MANUFACTURING CORP.,

                           SCREEN TECH GRAPHICS, INC.

                                       AND

                  SUSAN ELIZABETH DINAPOLI AND VINCENT DINAPOLI


                            DATED AS OF JUNE 7, 2000


================================================================================

                               TABLE OF CONTENTS

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
ARTICLE I

          PURCHASE AND SALE....................................................................1
          1.1        The Purchase and Sale.....................................................1
          1.2        Purchase Price............................................................1
          1.3        Additional Purchase Price.................................................2

ARTICLE II

          THE CLOSING..........................................................................3
          2.1        Closing Date..............................................................3
          2.2        Stockholder Deliveries....................................................3
          2.3        Industrialex Deliveries...................................................3

ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE
          STOCKHOLDERS AND THE COMPANY.........................................................4
          3.1        Existence, Good Standing, Corporate Authority, Compliance With Law........4
          3.2        Authorization, Validity, and Effect of Agreements.........................4
          3.3        Capitalization; No Liens on Shares........................................5
          3.4        Other Interests...........................................................5
          3.5        No Violation..............................................................5
          3.6        Financial Statements......................................................6
          3.7        Absence of Undisclosed Liabilities........................................6
          3.8        Absence of Certain Changes or Events......................................6
          3.9        Contracts.................................................................9
          3.10       Title to Assets...........................................................9
          3.11       Adequacy of Assets........................................................9
          3.12       Condition of Inventory, Property, Plant, and Equipment...................10
          3.13       Accounts Receivable......................................................10
          3.14       Litigation Claims and Proceedings........................................10
          3.15       Taxes....................................................................10
          3.16       Proprietary Rights.......................................................12
          3.17       Royalties................................................................14
          3.18       Labor Relations..........................................................14
          3.19       Personnel................................................................14
          3.20       Transactions With Affiliates.............................................14
          3.21       Permits; Compliance With Laws............................................14
          3.22       Environmental Matters....................................................15
          3.23       ERISA....................................................................15

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          3.24       Properties...............................................................16
          3.25       Insurance................................................................17
          3.26       Brokerage and Related Fees...............................................17
          3.27       Disclosure; Knowledge....................................................17

ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF INDUSTRIALEX......................................18
          4.1        Existence; Good Standing; Corporate Authority; Compliance with Law.......18
          4.2        Authorization, Validity, and Effect of Agreements........................19
          4.3        Capitalization...........................................................19
          4.4        Other Interests..........................................................19
          4.5        No Violation.............................................................19
          4.6        Financial Statements.....................................................19
          4.7        Absence of Change........................................................20
          4.8        Litigation, Claims and Proceedings.......................................20
          4.9        Taxes....................................................................20
          4.10       Brokerage................................................................21
          4.11       Disclosure; Knowledge....................................................21

ARTICLE V

          COVENANTS...........................................................................21
          5.1        Filings; Other Action....................................................21
          5.2        Further Action...........................................................22
          5.3        Expenses.................................................................22
          5.4        Employment Agreements....................................................22
          5.5        Banking Matters..........................................................22
          5.6        Officers and Directors of the Company....................................22
          5.7        Investment Representations; Lockup Agreements............................22
          5.8        Liquidity of Industrialex Common Stock...................................23
          5.9        Release of Guaranties....................................................23
          5.10       Distribution.............................................................23
          5.11       Reimbursement............................................................23
          5.12       Lease....................................................................23
          5.13       Maintenance of Equipment; Capitalization.................................24

ARTICLE VI

          CONDITIONS..........................................................................24
          6.1        Conditions to Each Party's Obligation to Effect the Acquisition..........24
          6.2        Conditions to Obligation of the Company and the Stockholders to
                     Effect the Acquisition...................................................25
          6.3        Conditions to Obligation of Industrialex to Effect the Acquisition.......26




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ARTICLE VII

          INDEMNIFICATION.....................................................................28
          7.1        Survival of Representations..............................................28
          7.2        Indemnity................................................................28
          7.3        Limitations on Indemnification...........................................29
          7.4        Conditions of Indemnification of Third Party Claims......................30
          7.5        Arbitration..............................................................31
          7.6        Interest.................................................................32
          7.7        Tax Audits and Claims....................................................32

ARTICLE VIII

          TERMINATION.........................................................................33
          8.1        Termination of Agreement.................................................33
          8.2        Procedure Upon Termination...............................................33

ARTICLE IX

          CONFIDENTIALITY.....................................................................34
          9.1        Confidentiality Covenants................................................34
          9.2        Disclosure Pursuant to Legal Process.....................................35
          9.3        Termination of Confidentiality Obligations...............................36

ARTICLE X

          SECTION 338 TAX MATTERS.............................................................36
          10.1       Buyers Election..........................................................36
          10.2       Preparation of Filing....................................................36
          10.3       Allocations..............................................................36
          10.4       Definitions..............................................................37
          10.5       Indemnification of Stockholders..........................................37

ARTICLE XI

          GENERAL PROVISIONS..................................................................37
          11.1       Nondisclosure of this Agreement..........................................37
          11.2       Notices..................................................................38
          11.3       Assignment, Binding Effect...............................................38
          11.4       Entire Agreement.........................................................38
          11.5       Amendment................................................................39
          11.6       Governing Law............................................................39
          11.7       Counterparts.............................................................39
          11.8       Headings.................................................................39
          11.9       Interpretation...........................................................39

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          11.10      Waivers..................................................................39
          11.11      Incorporation of Exhibits................................................39
          11.12      Severability.............................................................39
          11.13      Enforcement of Agreement.................................................40
          11.14      Consent..................................................................40

EXHIBIT A            List of Stockholders and Ownership of each Stockholder
EXHIBIT B            Form of Secured Promissory Note
EXHIBIT C            Form of Special Warrant
EXHIBIT D            Form of Vincent DiNapoli Employment Agreement
EXHIBIT E            Form of Opinion of Industrialex Counsel
EXHIBIT F            Form of Investment Representation and Lock-Up Agreement
EXHIBIT G            Form of Opinion of Company Counsel
EXHIBIT H            Individuals to sign Employment Agreements or Non-Disclosure and Non-Competition Agreements
EXHIBIT I            Form of Lease Agreement
EXHIBIT J-1          Form of Donna Fischer Employment Agreement
EXHIBIT J-2          Form of Ken Plante Employment Agreement
EXHIBIT J-3          Form of Mark Harmon Employment Agreement
EXHIBIT K            Form of Security Agreement

                              INDEX OF DEFINITIONS

1999 Company Balance Sheet...........................................................5
1999 Industrialex Balance Sheet.....................................................19
Acquisition..........................................................................1
Agreement ...........................................................................1
Stockholders.........................................................................1
Seller Shares........................................................................1
Company Common Stock.................................................................1
Acquisition..........................................................................1
Purchase Price.......................................................................1
Special Warrants.....................................................................2
Additional Purchase Price Payment Date...............................................2
Final Financial Statements...........................................................2
Additional Purchase Price Performance Requirement....................................3
Closing   ...........................................................................3
Closing Date.........................................................................3
Company Financial Statements.........................................................6
Proprietary Rights...................................................................7
Company Material Adverse Effect......................................................9
Contracts ...........................................................................9
Permitted Liens......................................................................9
parachute payments..................................................................11
CERCLA    ..........................................................................15
hazardous waste.....................................................................15
RCRA      ..........................................................................15
Hazardous Material..................................................................15
Environmental Requirement...........................................................15
ERISA Affiliate.....................................................................15
ERISA     ..........................................................................15
Real Property.......................................................................16
Industrialex Common Stock...........................................................19
Industrialex Financial Statements...................................................20
Industrialex Material Adverse Effect................................................20
parachute payments..................................................................21
1999 Company Balance Sheet..........................................................27
Industrialex Indemnified Parties....................................................28
Company Indemnified Parties.........................................................29
Deductible..........................................................................30
Indemnified Party...................................................................30
Indemnifying Party..................................................................30
Claim Notice........................................................................30
Notice Period.......................................................................30
Receiving Party.....................................................................34
Disclosing Party....................................................................34
Representatives.....................................................................34

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 7, 2000 between Industrialex Manufacturing Corp., a Colorado corporation ("Industrialex") Screen Tech Graphics, Inc., a Colorado Corporation (the "Company") and Susan Elizabeth DiNapoli and Vincent DiNapoli (the
"Stockholders"), being all of the shareholders of the Company.

                                    RECITALS

         A. The Stockholders own, as set forth in EXHIBIT A hereto, an aggregate of 1,000 shares (the "Seller Shares") of outstanding common stock, no par value per share, of the Company (the "Company Common Stock"), which Seller Shares constitute all of the issued and outstanding shares of the capital stock of the Company.

         B. The Company is engaged in the business of screen painting, liquid painting, conformal coating and powder coating (the "Business").

         C. Industrialex desires to acquire from the Stockholders, and the Stockholders desire to sell to Industrialex, all of the Seller Shares owned by the Stockholders as set forth on EXHIBIT A hereto, all on the terms and subject to the conditions set forth in this Agreement (the "Acquisition").

         D. It is the intent of the parties that the Company will do business as a separate entity in the same manner that it has been operating to the date of this Agreement, and that its business organization will be kept substantially intact, until the $610,000 secured promissory note is fully paid according to its terms.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 THE PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Stockholders agree to sell, convey, transfer and deliver to Industrialex at the Closing, and Industrialex agrees to purchase from Stockholders at the Closing, effective as of the Closing Date, all of the Seller Shares free and clear of any and all liens, security interests, claims, charges, encumbrances and rights of others whatsoever ("Security Interests").

         1.2 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") for the Seller Shares shall be $1,000,000. The Purchase Price shall be paid at the Closing in cash, promissory notes and special warrants, as follows, each form of payment to be allocated among the Stockholders in the proportions set forth on EXHIBIT A.

             (a) The sum of $300,000 shall be paid in cash or immediately available funds pursuant to wire instructions provided to Industrialex by the Stockholders prior to Closing.

             (b) The sum of $610,000 shall be paid by delivery of secured promissory notes in substantially the form of EXHIBIT B hereto, (the "Notes") in the aggregate principal amount of $610,000. Each Note shall bear interest at the rate of twelve percent (12%) per annum and be due on or before December 31, 2000. Industrialex's obligations under the Notes will be secured by a Security Agreement in substantially the form of EXHIBIT K hereto.

             (c) The sum of $90,000 shall be paid by delivery of an aggregate of 90,000 special warrants in substantially the form of EXHIBIT C hereto (the "Special Warrants"), each of which shall be convertible, for no additional consideration, into one share of Industrialex common stock, shall be delivered.

         1.3 ADDITIONAL PURCHASE PRICE

             (a) In addition to the Purchase Price, Industrialex may pay the Stockholders $300,000 on the Additional Purchase Price Payment Date (defined below); provided, however, that Industrialex shall only be obligated to pay the Additional Purchase Price if, and only if the Company meets or exceeds the Additional Purchase Price Performance Requirement (defined below). Industrialex shall pay the Additional Purchase Price, if any, to the Stockholders by delivery of such number of shares of common stock of Industrialex with a value equal to the Additional Purchase Price, in accordance with their pro rata interests, no later than February 15, 2001 (the date of actual payment hereinafter referred to as the "Additional Purchase Price Payment Date").

             (b) On or before January 15, 2001, the Stockholders shall prepare and deliver to Industrialex (i) an income statement of the Company for the 12-month period ending on December 31, 2000, and (ii) a balance sheet of the Company as of December 31, 2000 ((i) and (ii) collectively the "Final Financial Statements"). The Final Financial Statements shall be prepared from the books and records of the Company (which are themselves complete and accurate), and in accordance with GAAP consistently applied, such that they fairly present in all material respects the financial condition and results of operations of the Company as of their respective dates, including, but not limited to, reflecting all reserves necessary to correctly present the appropriate value of assets and all accruals necessary to record all contingent and accrued liabilities. Following delivery of the Final Financial Statements, Industrialex shall submit such statements to its accountants for review and/or audit. Within 10 business days after the completion of such review and/or audit by Industrialex's accountants, Industrialex shall deliver to the Stockholders its determination of whether or not the Additional Purchase Price Performance Requirement has been met.

             (c) If the Stockholders (as a group) disagree with any of the information or calculations provided by Industrialex pursuant to Section 1.3(b), then the Stockholders may, within

10 business days after delivery of such information or calculation to it, deliver a notice to Industrialex stating the existence and nature of such disagreement. Any such notice of disagreement shall specify those items or amounts as to which the Stockholders disagree. If such notice of disagreement shall be delivered, then the Parties shall use their best efforts to reach agreement on the disputed items or amounts within 10 business days after receipt of such notice. If within 10 business days following delivery of the notice of disagreement the Parties have not reached agreement, the Stockholders (as a group) may submit the matter to a nationally recognized "Big Six" accounting firm, other than one that regularly represents or formerly represented the Company or any Stockholder, for review and resolution, with instructions to complete the review as promptly as practicable. The resolution of such accounting firm shall be conclusive and binding on the Parties hereto. The Stockholders shall be responsible for the cost of such review.

             (d) "Additional Purchase Price Performance Requirement" means that for the 12-month period ending December 31, 2000, (i) the net sales revenue for the Company shall equal or exceed $1,750,000 and (ii) pre-tax profit shall equal or exceed 10%. The calculations made in this Section 1.3(d) shall be computed without regard to any gain or loss recognized as a result of any 338(h)(10) election and without regard to any step-up or step-down in the basis of any assets as a result of any 338(h)(10) election.


                                   ARTICLE II

                                   THE CLOSING

         2.1 CLOSING DATE. Subject to the terms and conditions of this Agreement, the closing of the Acquisition (the "Closing") shall take place at the offices of Davis, Graham & Stubbs LLP at 370 17th Street, Suite 4700, Denver, Colorado 80202 at 10:00 a.m., local time, on July 5, 2000 or at such other time, date, or place as Industrialex and the Stockholders may mutually agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         2.2 STOCKHOLDER DELIVERIES. At the Closing, each Stockholder shall deliver to Industrialex a certificate or certificates, duly endorsed to Industrialex, representing that number of Seller Shares owned by such Stockholder as set forth on EXHIBIT A, and the certificates, opinions, agreements and other documents provided for in Section 6.3.

         2.3 INDUSTRIALEX DELIVERIES. At the Closing, Industrialex shall deliver to each of the Stockholders cash or immediately available funds in the amount provided for on EXHIBIT A, a Note in the principal amount provided for in EXHIBIT A, and a Special Warrant certificate representing the number of Special Warrants provided for on EXHIBIT A, and the certificates, opinions, agreements and other documents provided for in Section 6.2.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                          STOCKHOLDERS AND THE COMPANY

         The Stockholders and the Company represent and warrant to Industrialex as of the date of this Agreement as follows:

         3.1 EXISTENCE, GOOD STANDING, CORPORATE AUTHORITY, COMPLIANCE WITH LAW.

             (a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado. The Company is not required, by reason of the character of the properties owned or leased by it or the transaction of its business in any other jurisdiction, to be licensed or qualified to do business as a foreign corporation in any such jurisdiction.

             (b) The Company has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

             (c) The copies of the Company's Articles of Incorporation and Bylaws, which have been delivered to Industrialex, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

             (d) The Company's corporate minute books are accurate as to their content. The meetings of the directors or shareholders referred to in the corporate minute book were duly called and held, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of the Company are omitted from such minute book that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in this
Article III or prevent or limit any of the transactions contemplated by this Agreement. Schedule 3.1 of the Company Disclosure Schedule sets forth the names of all directors of the Company and the names and offices held by all officers of the Company as of the date hereof.

         3.2 AUTHORIZATION, VALIDITY, AND EFFECT OF AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Industrialex, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity.

         3.3 CAPITALIZATION; NO LIENS ON SHARES.

             (a) The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Stockholders, as set forth in Exhibit A, free and clear of preemptive or similar rights. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock, and no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

             (b) The Stockholders own the Seller Shares free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances other than the rights and obligations arising under this Agreement, and none of the Seller Shares is subject to any outstanding option, warrant, call, or similar right of any other person to acquire the same, nor subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. The Stockholders have full power and authority to convey good and marketable title to the Seller Shares, free and clear of any mortgages, liens, restrictions, security interests, claims, rights of another or encumbrances.

         3.4 OTHER INTERESTS. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity other than investments in short term investment securities.

         3.5 NO VIOLATION. Neither the execution and delivery by the Company of this Agreement and all agreements and documents contemplated hereby nor the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company; (ii) violate any law, statute, rule, regulation, judgment, or decree applicable to the Company; (iii) except as set forth in Schedule 3.5 of the Company Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which the Company is a party, or by which the Company or any of its properties is bound or affected; or (iv) require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

         3.6 FINANCIAL STATEMENTS. On or before April 24, 2000 the Company will deliver to Industrialex audited balance sheets, statements of operations, and statements of stockholders' equity as of and for the calendar years ended December 31, 1998, and 1999, accompanied by the audit report of independent certified public accountants and a reviewed balance sheet, statement of operations, and statement of stockholders' equity as of and for the year ended December 31, 1997. All such financial statements (the "Company Financial Statements") will have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of the Company as of their respective dates and the results of operations of the Company for the years then ended. The financial books, records, and work papers of the Company are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of the Company set forth in the Company Financial Statements referred to in this Section 3.6.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any obligation or liability of any kind (whether accrued, absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), including accrued payroll, commissions, bonuses, retirement benefits or other employee benefit costs and vacation accruals, whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, except as and to the extent reflected or reserved against in the 1999 Company Balance Sheet, or incurred in the ordinary course of business since December 31, 1999.

         3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, except as set forth in Schedule 3.8 of the Company Disclosure Schedule, and except as specifically permitted or required by this Agreement or specifically consented to in writing by Industrialex, the Company has not:

                           (i) declared, set aside, paid, or made any dividend or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                           (ii) made any amendments to its Articles of Incorporation or Bylaws:

                           (iii) made any change in the number of shares of its capital stock authorized, issued, or outstanding, or authorized, issued or granted, any option, warrant, conversion privilege, preemptive right, or other right to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                           (iv)  incurred any indebtedness for borrowed money;

                           (v) incurred any obligation or liability (contingent or otherwise) except (i) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a Company Material Adverse Effect (defined below) and (ii) obligations under the contracts, agreements and leases described in Schedule 3.9 of the Company Disclosure Schedule, the performance of which will not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (vi) discharged or satisfied any lien or encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the ordinary course of business;

                           (vii) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any of its properties or assets (tangible or intangible) except for Permitted Liens (as defined in Section 3.10 below).

                           (viii) sold, assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the ordinary course of business;

                           (ix) other than in the ordinary course of business, sold, assigned, licensed, transferred, or otherwise disposed of, or agreed to sell, assign, license, transfer or otherwise dispose of, any of its patents, inventions, shop rights, know-how, trade secrets, confidential information, registered or unregistered trademarks, service marks, logos, corporate names, trade names, and other trademark rights, trade dress, or other designations or combinations of such designations that are distinctive of its goods or services and that are used by the Company in a manner that identifies its goods or services and distinguishes them from the goods or services of others, works of authorship and any registered or unregistered copyright therein, or other intangible assets, and all registrations for, and applications for registration of, any of the foregoing (collectively, "Proprietary Rights") or disclosed any of its confidential Proprietary Rights to any person (other than Industrialex);

                           (x) entered into any transaction, contract, or commitment other than in the ordinary course of business;

                           (xi) made any capital expenditures or any commitment therefor in excess of $5,000 in the aggregate;

                           (xii) adopted or made any change in any executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement, or other employee benefit plan or arrangement;

                           (xiii) entered into any employment or consulting agreement or arrangement, or, except for normal bonuses or wage or salary increases pursuant to and consistent with existing plans or programs and consistent with past practices, granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                           (xiv) suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                           (xv) canceled or compromised any debt or claim except for adjustments made in the ordinary course of business that, in the aggregate, are not material, or waived or released any rights that are material;

                           (xvi) terminated, amended, or modified any agreement or instrument described in Schedule 3.9 of the Company Disclosure Schedule;

                           (xvii) entered into any transaction with any stockholder, officer, director, or key employee of the Company or any affiliate of any such person other than the payment of wages and salaries and other benefits under employee benefit plans in existence prior to December 31, 1999;

                           (xviii) made any loans or advances to, guaranties for the benefit of, or investments in, any person (other than customary wage or travel advances in accordance with past practices);

                           (xix) made cash charitable or political contributions in excess of $1,000 in the aggregate;

                           (xx) lost any supplier or suppliers which loss or losses, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                           (xxi) lost any customer or customers which loss or losses, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                           (xxii) suffered the loss of services of any employee, whether voluntarily or involuntarily, which loss or losses, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect;

                           (xxiii) had any material change in its relations with its employees;

                           (xxiv) merged or consolidated with, or acquired all or substantially all of the assets, capital stock, or business of any other person;

                           (xxv) introduced any material change with respect to the operation of its business, including its method of accounting; or

                           (xxvi) agreed or committed to do any of the things described in this Section 3.8.

         A "Company Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Company, taken as a whole.

         3.9 CONTRACTS. Schedule 3.9 of the Company Disclosure Schedule contains a list of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, $5,000 or more, together with any personal guarantees of the foregoing made by the Stockholders, or any of them (collectively, the "Contracts"). The Company has delivered to Industrialex a correct and complete copy of each written agreement listed in Schedule 3.9 and a written summary setting forth the terms and conditions of each oral agreement referred to in
Schedule 3.9. With respect to each such agreement:

                  (a) the agreement is legal, valid, binding, enforceable, and in full force and effect;

                  (b) to the knowledge of the Company, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (c) to the knowledge of the Company, no party is in breach or default, and no event has occurred which, with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and

                  (d) no party has repudiated any provision of the agreement.

         3.10 TITLE TO ASSETS. Except as set forth in Schedule 3.10 of the Company Disclosure Schedule (the "Permitted Liens"), the Company has good title, free and clear of all Security Interests, (except for (a) liens for non-delinquent taxes and assessments, and (b) liens of landlords and other lessors arising under statute), to, or a valid leasehold interest in, all of the personal property (i) reflected on the 1999 Company Balance Sheet or acquired by the Company subsequent to the date thereof (other than assets that have been sold or otherwise disposed of in the ordinary course of business since December 31, 1999), or (ii) used in the business or operations of the Company.

         3.11 ADEQUACY OF ASSETS. The Company owns or has a valid leasehold interest in all assets, real and personal properties, contract rights and licenses necessary for the continued operation of the Company in substantially the same manner which it has been and is now operating. Except as set forth on Schedule 3.11: (a) the Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Proprietary Rights (as defined in Section 3.16) necessary for the operation of the business of the Company as presently conducted; (b) each Proprietary Right owned or used by the Company immediately prior to the Closing Date hereunder will be owned or available for use by the Company on substantially similar terms and conditions immediately subsequent to the Closing Date hereunder; and (c) the Company has taken all commercially reasonable action to maintain and protect each Proprietary Right that it owns or uses.

         3.12 CONDITION OF INVENTORY, PROPERTY, PLANT, AND EQUIPMENT. Schedule
3.12 of the Company Disclosure Schedule sets forth a list of the fixed assets of the Company, together with the depreciation schedule associated with such fixed assets. The inventory of the Company consists of items of quality and quantity usable and saleable in the ordinary course of business of the Company, except for items reserved against or written off on the 1999 Company Balance Sheet. All property, plant, and equipment used by the Company in the conduct of its business has been maintained in accordance with standard industry practices and to the best knowledge of the Company, is in good operating condition and repair, ordinary wear and tear excepted, and there are no material defects in such property, plant, or equipment. Buyer has had an opportunity to examine the plant and equipment and, except for any defects not observable in such an examination but known to the Company, Buyer shall accept the plant and equipment in its current condition.

         3.13 ACCOUNTS RECEIVABLE. All of the accounts, notes, and loans receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered. Except as disclosed on Schedule 3.13 of the Company Disclosure Schedule: (a) all of such accounts, notes, and loans receivable are owned by the Company free and clear of any Security Interest; (b) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset; and (c) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof. Except for the amount of the Company's allowance for bad debts set forth in the 1999 Company Balance Sheet, which will be established in accordance with GAAP consistent with past practice, all of such accounts, notes and loans receivable will be collectible within 120 days after the Closing Date.

         3.14 LITIGATION CLAIMS AND PROCEEDINGS. Except as set forth in Schedule
3.14 of the Company Disclosure Schedule, there are no actions, suits, legal or administrative proceedings or investigations pending or threatened, against or relating to the Company, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and neither the Company nor the Stockholders know of, nor have any reason to be aware of, any basis for the same.

         3.15 TAXES.

              (a) Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, all returns and reports of all Taxes (as hereinafter defined) required to be filed by the Company have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid. Except as set forth in Schedule 3.15 of the Company

Disclosure Schedule, no deficiency or adjustment in respect of any Taxes that was assessed against the Company remains unpaid and no such claim or assessment is pending or, to the knowledge of the Company, threatened. The Company has made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Company. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of the Company, and to the knowledge of the Company, there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the 1999 Company Balance Sheet. The Company has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Internal Revenue Code of 1986 ("the Code"). The unpaid Taxes of the Company (i) did not, as of the end of the most recent period for which financial statements have been prepared, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax returns. The Company does not reasonably expect any authority to assess any additional Taxes for any period for which Tax returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge. The Company has delivered to Industrialex correct and complete copies of all federal and state income Tax returns of the Company, examination reports and statements of deficiencies assessed against or agreed to by the Company for all years beginning in or after 1992. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an affiliated group filing federal income Tax Returns, and does not have any liability for the Taxes of any person (other than the Company) under Treas. Reg. Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. No item of income attributable to transactions occurring on or before the Closing Date will be required to be included in taxable income by the Company in a subsequent taxable year by reason of the Company reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of complete-capitalized cost method of accounting. The Company has not made, and is under no obligation to make, payments that are or, if made, would be, "parachute payments" under Section 280G of the Code, and no such obligation will arise as a result of this Agreement or other agreements entered into in connection with this Agreement. "Taxes" shall mean all federal, state, county, local, foreign and other taxes and governmental assessments, including but not limited to, income taxes, estimated taxes, withholding taxes, transfer taxes, excise taxes, sales taxes, real and personal property taxes, ad valorem taxes, payroll-related taxes, employment taxes, franchise taxes and import duties, together with any related liabilities penalties, fines or additions to tax and interest.

                  (b) Attached hereto in Section 3.11(m) of the Disclosure
Schedule is a true and correct copy of Seller's "S" Corporation election, which was filed with the Internal Revenue Service on or about December 16, 1988 and has not been rescinded, revoked or terminated. Seller is, and since October 1, 1989 has been, an "S" corporation for federal and applicable state income tax purposes. The Section 338(h)(10) Election, as defined in Section 10.1, will not result in recognition of gain under Section 1374 of the Code with respect to any asset owned by the Company.

         3.16     PROPRIETARY RIGHTS.

                  (a) Except as set forth on Schedule 3.16(a) of the Company Disclosure Schedule: (i) the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) the Company (and its employees with responsibility for Proprietary Rights matters) has not received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), (iii) to the knowledge of the Company, there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), and (iv) to the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Company.

                  (b) Schedule 3.16(b) of the Company Disclosure Schedule identifies each Proprietary Right that the Company owns. Schedule 3.16(b) of the Company Disclosure Schedule identifies each registration that has been issued to the Company with respect to any of its Proprietary Rights, identifies each pending application for registration that the Company has made with respect to any of its Proprietary Rights, identifies each item of copyrightable Proprietary Rights (whether or not registration has been sought), and identifies each license, agreement, or other permission which Company has granted to any third party with respect to any of its Proprietary Rights, including any service, nondisclosure or escrow agreements (together with any exceptions). The Company has delivered or upon Industrialex's request has made available to Industrialex upon specific request therefor correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 3.16(b) of the Company Disclosure Schedule also identifies each trade name or unregistered trademark used by Company in connection with its business. Except as set forth in Schedule 3.16(b) of the Company Disclosure Schedule, with respect to each Proprietary Right required to be identified in
Schedule 3.16(b) of the Company Disclosure Schedule and with respect to each item of copyrightable Proprietary Rights:

                           (i) the Company possesses all right, title, and interest in and to the Proprietary Right, free and clear of any lien, license, or other restriction;

                           (ii) the Proprietary Right is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened that challenges the legality, validity, enforceability, manufacture, use or the ability to authorize the use (including use by way of reproduction of copies, distribution of copies, preparation of derivative works, public performance or display, or any other use of any kind or nature), sale or ownership of the Proprietary Right; and

                           (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the Proprietary Right.

                  (c) Schedule 3.16(c) of the Company Disclosure Schedule identifies each Proprietary Right that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered or upon Industrialex's request made available to Industrialex correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as set forth on Schedule 3.16(c) of the Company Disclosure Schedule, with respect to each Proprietary Right required to be identified in Schedule 3.16(c) of the Company Disclosure Schedule:

                           (i) the license, sublicense, agreement, or permission covering the Proprietary Right is legal, valid, binding, enforceable against the Company and against the other parties thereto, and in full force and effect;

                           (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable against the Company and against the other parties thereto, and in full force and effect on substantially similar terms following the Closing Date;

                           (iii) to the knowledge of the Company, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the license, sublicense, agreement, or permission has repudiated in writing any provision thereof;

                           (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through
         (iv) above are true and correct with respect to the underlying license;

                           (vi) to the knowledge of the Company, the underlying Proprietary Right is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened, that challenges the legality, validity, or enforceability of the underlying Proprietary Right;

                           (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                           (ix) no such licenses, agreements or permissions commit the Company to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of the Proprietary Rights, which obligation cannot be terminated by the Company upon notice of ninety (90) days or less.

                  (d) Schedules 3.16(b) and 3.16(c) of the Company Disclosure
Schedule identify every material Proprietary Right used by the Company in the conduct of its business.

         3.17 ROYALTIES. Except as set forth on Schedule 3.17 of the Company Disclosure Schedule, all royalties, license fees, and other fees relating to the Company's use of Proprietary Rights have been timely paid. Except as set forth in Schedule 3.17 of the Company Disclosure Schedule, the method used by the Company to calculate all royalties, license fees, and other fees relating to the Company's use of Proprietary Rights is correct and accurate and in accordance with the terms of any agreements the Company has with any third party relating to the use of such party's Proprietary Rights.

         3.18 LABOR RELATIONS. The employee relations of the Company are good and there is no pending or threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and has not engaged in any unfair labor practices.

         3.19 PERSONNEL. Attached hereto as Schedule 3.19 of the Company Disclosure Schedule is a list of the names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during fiscal year 1999 (including base salary, bonus, commission and incentive pay) exceeded $25,000.

         3.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 3.20 of the Company Disclosure Schedule, the Company is not a party to any contract, lease, agreement, or other commitment with any officer, director, or stockholder of the Company or any affiliate of any such person, and there are no loans outstanding from the Company to, or to the Company from, any such person or any affiliate of any such person.

         3.21 PERMITS; COMPLIANCE WITH LAWS. Schedule 3.21 of the Company Disclosure Schedule contains a true, correct, and complete list of all permits, licenses, consents, and authorizations of any government or governmental authority held by the Company. Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, the Company holds all permits, licenses, consents, and authorizations issued by any government or governmental authority that are necessary for the conduct of its business. The Company has not received any written notice of any violation of any law, ordinance, regulation, permit or order applicable to the Company or the business conducted by it. The conduct of the business of the Company, as conducted currently and within the last five years prior to the Closing Date, complies with all applicable laws, ordinances, regulations, and permits, and the Company is not in violation of any order, judgment or decree of any court, governmental authority or arbitration board or tribunal.

         3.22 ENVIRONMENTAL MATTERS. During the period in which the Company has owned and/or occupied the Real Property (as defined in Section 3.24), there has been no "release or threatened release of a hazardous substance" (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")) or any other release, emission, disposal, or discharge into the environment or any use, storage, transport or handling of Hazardous Material (as defined below) on, under, about, or from the Real Property other than as expressly authorized by applicable law, ordinance, permit, order or other authorization. All "hazardous waste" (as defined in the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the regulations thereunder) generated at the Company's properties have been disposed of at sites that maintain valid permits under RCRA and are in full compliance with such permits and any other applicable Environmental Requirement (as defined below). There are no underground tanks, PCBs, or asbestos containing materials on the Real Property. Except as set forth in Schedule 3.22 of the Company Disclosure Schedule, the Company has not received any written notice, and is not aware of any threat of any formal or informal assertion by any governmental agency or other person that the Company or any predecessor business or owner or operator of the Real Property may be a responsible or potentially responsible party in connection with any violation or obligation claims arising under any Environmental Requirement at any site or facility (including the Real Property itself). "Hazardous Material" shall mean any substance (i) the presence of which requires reporting, investigation or remediation under any applicable statute, regulation, ordinance or order; or (ii) which is defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any statute, regulation, rule, or ordinance of any governmental authority having jurisdiction; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority having jurisdiction. "Environmental Requirement" shall mean all applicable statutes, laws, regulations, rules, ordinances, codes, licenses, permits, orders, standards, guidelines, policies, and similar items of any governmental authority having jurisdiction and all applicable judicial, administrative, and regulatory decrees, judgments, and orders and common law relating to the protection of human health or the environment including, without limitation, all requirements pertaining to the reporting, licensing, permitting, use, handling, generation, storage, treatment, transportation, disposal, release, discharge, investigation, and remediation of Hazardous Material.

         3.23 ERISA. Except as set forth in Schedule 3.23 of the Company Disclosure Schedule, neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) (an "ERISA Affiliate") of the Company maintains or contributes to or is obligated to contribute to, and has ever maintained or contributed to or been obligated to contribute to, (i) any employee pension plan within the meaning of Section 3 (2) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder ("ERISA") (an Employee Pension Plan) or any employee welfare benefit plan within the meaning of Section 3 (2) of ERISA (an Employee Welfare Benefit Plan). No Employee Welfare Benefit Plan provides health benefits to an employee after the employee's termination of employment except as required under the ERISA and the Code. With respect to the Plan(s) disclosed in Schedule 3.23 of the Company Disclosure Schedule:

                           (i) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law.

                           (ii) There are no pending claims (other than routine claims for benefits) or, to the knowledge of the Company, threatened claims, actions, or lawsuits, or action by any governmental authority, with respect to any such Plan, and there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any such Plan.

                           (iii) The execution of, and the performance of the transactions contemplated in, this Agreement will not constitute an event under any Plan that will or is reasonably expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

         3.24 PROPERTIES.

              (a) Attached hereto as Schedule 3.24 of the Company Disclosure
Schedule is a description of all of the Company's interests in real property (including, without limitation, leasehold interests) used or occupied by it in the conduct of the Business (the "Real Property"). Except as expressly set forth on Schedule 3.24 of the Company Disclosure Schedule, such Real Property is free and clear of liens, security interests, claims, rights of another, and encumbrances and is not subject to any rights of way, building use restrictions, exceptions, variances or limitations which interfere with the use of such property in the conduct of the Business. All real property leases used in the conduct of the Business are described in Schedule 3.24 of the Company Disclosure Schedule, are in full force and effect, and the Company holds a valid and existing leasehold interest under each of the leases for the terms set forth on such schedule. The Company has delivered to Buyer complete and accurate copies of all materials the Company has concerning such leases. The Company has not received written notice of any default under the leases and the Company is not in default under any of the leases. No person has the right to terminate or accelerate performance under or otherwise modify (including upon the giving notice or the passage of time) any of such leases, except in accordance with the provisions thereof. The Real Property of the business, including the real properties leased by the Company for use in the operation of the business, is in good operating condition and repair, normal wear and tear excepted, and is free from any defects of a material nature. To the knowledge of the Stockholders and the Company, there are no existing structural defects in any of the properties. The plumbing, mechanical, heating, ventilation, air conditioning, electric wiring and water and sewage systems are in good working order. Except as otherwise set forth on Schedule 3.24 of the Company Disclosure Schedule, the Company has full and unrestricted legal and equitable title to all such properties and assets. The operation of the Real Property in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other rules, regulations, or laws. Except as set forth
Schedule 3.24 of the Company Disclosure Schedule, no covenants, easements, rights-of-way, or regulations of record impair the uses of the respective properties of the Company for the purposes for which they are now operated in the operation of the Business of the Company. Neither the Stockholders nor the Company has not received any notices, demands, or other directives from any governmental bodies with jurisdiction over the Real Property asserting that any current or past use of or condition on or about the Real Property, or any part thereof, may violate, or otherwise give rise to liability or costs under, any federal, state, or local laws, rules, or regulations (including without limitation, Environmental Obligations, as defined in Section 3.22) or any notice stating that any part of the Real Property may be subject to condemnation or similar proceedings. The Company is not a "foreign person" as that term is defined in Section 1455 of the Internal Revenue Code of 1954, as amended, and applicable regulations.

                  (b) Set forth in Schedule 3.24 of the Company Disclosure
Schedule is a complete list of (a) each vehicle owned or leased by the Company and (b) each asset of the Company with a book value or fair market value greater than $5,000. The Company has good and marketable title to, or a valid leasehold interest in, all of its assets, including without limitation, the assets listed in Schedule 3.24 of the Company Disclosure Schedule, and all assets used by the Company in the conduct of its business, subject to no Security Interests, except for (a) tax liens for current taxes not yet due; (b) minor imperfections of title and encumbrances that do not materially detract from or materially interfere with the present use or value of such assets; and (c) security interests disclosed in Schedule 3.10 of the Company Disclosure Schedule. All facilities, machinery, equipment, fixtures, vehicles and other tangible personal property owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used, will not likely require major overhaul or repair in the foreseeable future, are adequate and sufficient for the Company's business, as presently conducted, and substantially conform with all applicable laws, rules and regulations.

         3.25 INSURANCE. Attached hereto as Schedule 3.25 of the Company Disclosure Schedule is a list of all policies of fire, casualty, liability, property or other forms of insurance and all fidelity bonds held by or applicable to the Company, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount of self-insured retention amount, limits of coverage and annual premium. No event relating to the Company has occurred which will result in a retroactive upward adjustment of premiums under any such insurance policies, or which is likely to result in any prospective upward adjustment in such premiums. All of such insurance policies will remain in full force and effect following the consummation of the transactions contemplated by this Agreement. The Company does not have any liability for which any claim may be made against the Company's property, casualty or liability insurance and no event or circumstance has occurred or arisen that is likely to result in such a claim.

         3.26 BROKERAGE AND RELATED FEES. Except as set forth in Schedule 3.26 of the Company Disclosure Schedule, there are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or the Stockholders.

         3.27 DISCLOSURE; KNOWLEDGE. No representation or warranty by the Company or the Stockholders in this Agreement and no statement contained in any document, certificate, or other writing prepared by the Company or its representatives and furnished by the Company to Industrialex pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. Whenever a representation or warranty is made to the knowledge of the Company, or similar words, it shall mean that all executive officers of the Company, and all other persons who have any responsibility for those operations of the Company's business that are pertinent to the representation or warranty, have been informed of the representation or warranty and after consideration and review of pertinent Company records available to them, have confirmed to the Stockholders that they know of no facts that would cause the representation or warranty to be untrue.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF INDUSTRIALEX

         Industrialex represents and warrants to the Company and the Stockholders as of the date of this Agreement as follows:

         4.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW.

             (a) Industrialex is a corporation duly incorporated, validly existing, and in good standing under the laws of Colorado. Industrialex is not required, by reason of the character of the properties owned or leased by it or the transaction of its business in any other jurisdiction, to be licensed or qualified to do business as a foreign corporation in any such jurisdiction.

             (b) Industrialex has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as presently conducted and as proposed to be conducted.

             (c) The copies of Industrialex's Articles of Incorporation and Bylaws, which have been delivered to the Company, include any and all amendments made thereto at any time prior to the date of this Agreement and are true, correct, and complete.

             (d) Industrialex's corporate minute book is accurate as to its content. The meetings of the directors or stockholders referred to in the corporate minute book were duly called and held and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have executed the same and no minutes of meetings or written consents of the directors or stockholders of Industrialex are omitted from such minute book that would contain any resolutions or other actions that would be inconsistent with any of the representations and warranties contained in this
Article IV or prevent or limit any of the transactions contemplated by this Agreement. Schedule 4.1 of the Industrialex Disclosure Schedule sets forth the names of all directors of Industrialex and the names and offices held by all officers of Industrialex as of the date hereof.

         4.2 AUTHORIZATION, VALIDITY, AND EFFECT OF AGREEMENTS. Industrialex has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby. The consummation by Industrialex of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Industrialex and, assuming the due authorization, execution and delivery by the Company and the Stockholders, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Industrialex enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity.

         4.3 CAPITALIZATION. The authorized capital stock of Industrialex consists of 50,000,000 shares of common stock, $0.01 par value per share (the "Industrialex Common Stock"), of which 4,250,000 shares are issued and outstanding. The Company also has outstanding 3,057,000 Special Warrants, each of which is convertible into one share of Industrialex Common Stock without additional consideration to the Industrialex.

         4.4 OTHER INTERESTS. Except for Broomfield Industrial Painting, Inc., a Colorado corporation and wholly owned subsidiary of Industrialex, Industrialex does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, or entity other than investments in short term investment securities.

         4.5 NO VIOLATION. Neither the execution and delivery by Industrialex of this Agreement and all agreements and documents contemplated hereby, nor the consummation by Industrialex of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation, as amended, or Bylaws of Industrialex; (ii) violate any law, statute, rule, regulation, judgment, or decree applicable to Industrialex; (iii) except as set forth in Schedule 4.5 of the Industrialex Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Industrialex under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment, or obligation to which Industrialex is a party, or by which Industrialex or any of their properties is bound or affected; (iv) violate any law, statute, rule, regulation, judgment, or decree applicable to Industrialex; or (v) other than the Regulatory Filings, require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

         4.6 FINANCIAL STATEMENTS. On or before April 16, 2000, Industrialex will deliver to the Company audited balance sheets, statements of operations, and statements of stockholders' equity as of and for the calendar years ended December 31, 1998, and 1999, accompanied by the audit report of independent certified public accountants and a reviewed balance sheet, statement of operations, and a statement of stockholders' equity as of and for the year ended December 31, 1997. All such financial statements (the "Industrialex Financial Statements") were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of Industrialex as of their respective dates and the results of operations of Industrialex for the years then ended. The financial books, records, and work papers of Industrialex are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of Industrialex set forth in the Industrialex Financial Statements.

         4.7 ABSENCE OF CHANGE. Except as set forth in Schedule 4.7, since December 31, 1999, no event or events have occurred, including events resulting from actions by Industrialex of the type described in Section 3.8 hereof, which individually or in the aggregate have had an Industrialex Material Adverse Effect, as hereafter defined, and there exists no condition or contingency that could reasonably be expected to result in an Industrialex Material Adverse Effect. An "Industrialex Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of Industrialex, taken as a whole.

         4.8 LITIGATION, CLAIMS AND PROCEEDINGS. Except as set forth in Schedule
4.8 of the Industrialex Disclosure Schedule, there are no actions, suits, legal or administrative proceedings or investigations pending or threatened against or relating to Industrialex, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Industrialex does not know of, nor has any reason to be aware of, any basis for the same.

         4.9 TAXES. Except as set forth in Schedule 4.9 of Industrialex Disclosure Schedule, all returns and reports of all Taxes required to be filed by Industrialex have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid. Except as set forth in Schedule 4.9 of Industrialex Disclosure Schedule, no deficiency or adjustment in respect of any Taxes that was assessed against Industrialex remains unpaid and no such claim or assessment is pending or, to the knowledge of Industrialex, threatened. Industrialex has made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Industrialex. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of Industrialex, and to the knowledge of Industrialex, there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the 1999 Industrialex Balance Sheet. Industrialex has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code. The unpaid Taxes of Industrialex (i) did not, as of the end of the most recent period for which financial statements have been prepared, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Industrialex in filing its Tax returns. Industrialex does not reasonably expect any authority to assess any additional Taxes for any period for which Tax returns have been filed. There is no dispute or claim concerning any Tax liability of Industrialex either (i) claimed or raised by any authority in writing, or (ii) as to which Industrialex has knowledge. Industrialex has delivered to the Company correct and complete copies of all federal and state income Tax returns of Industrialex, examination reports and statements of deficiencies assessed against or agreed to by Industrialex for all years beginning in or after 1992. Industrialex is not a party to any Tax allocation or sharing agreement. Industrialex has not been a member of an affiliated group filing federal income Tax Returns, and does not have any liability for the Taxes of any person (other than Industrialex) under Treas. Reg. Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. Industrialex has not made, and is under no obligation to make, payments that are or, if made, would be, "parachute payments" under Section 280G of the Code, and no such obligation will arise as a result of this Agreement or other agreements entered into in connection with this Agreement.

         4.10 BROKERAGE. Except as set forth on Schedule 4.10 of the Industrialex Disclosure Schedule, there are no claims for financial advisory or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Industrialex.

         4.11 DISCLOSURE; KNOWLEDGE. No representation or warranty by Industrialex in this Agreement and no statement contained in any document, certificate, or other writing prepared by Industrialex or its representatives and furnished by Industrialex to the Stockholders or Company pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. Whenever a representation or warranty is made to the knowledge of Industrialex, or similar words, it shall mean that all executive officers of Industrialex, and all other persons who have any responsibility for those operations of Industrialex that are pertinent to the representation or warranty, have been informed of the representation and after consideration and review of pertinent records of Industrialex available to them, have confirmed to Industrialex that they know of no facts that would cause the representation or warranty to be untrue.


                                    ARTICLE V

                                    COVENANTS

         5.1 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Stockholders, the Company and Industrialex shall and shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in (i) determining what filings, if any, are required to be made prior to the Closing Date with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Closing Date from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement.

         5.2 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions set forth herein or the waiver thereof, directly or by or through its officers or directors, perform such further acts and execute such documents whether before or after the Closing Date as may be reasonably required to effect the Acquisition. In addition, subject to the limitations set forth in this Agreement, and unless specifically prohibited by applicable law, each party will use its best efforts to cause all of the conditions to Closing set forth in this Agreement that are within its control to be satisfied prior to the Closing Date and will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or that would cause any representation, warranty, or covenant made by it in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Closing Date.

         5.3 EXPENSES. Whether or not the Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. All costs and expenses incurred by the Company shall be paid by the Stockholders, except that Industrialex shall reimburse the Company for the costs incurred by the Company in obtaining and delivering the audited Company Financial Statements.

         5.4 EMPLOYMENT AGREEMENTS. Concurrently with the Closing, Vincent DiNapoli shall enter into an Employment Agreement in substantially the form attached hereto as EXHIBIT D to become immediately effective after the Closing Date. Other key employees of the Company, as designated by Industrialex, shall enter into employment agreements in substantially the form attached hereto as Exhibit J to become immediately effective after the Closing Date.

         5.5 BANKING MATTERS. The Company shall take all action necessary to remove the current authorized signatories from the Company's bank accounts and credit lines and to substitute officers of Industrialex designated by Industrialex as such authorized signatories as of the Closing Date.

         5.6 OFFICERS AND DIRECTORS OF THE COMPANY. All directors and officers of the Company shall submit their resignations, effective concurrently with the Closing.

         5.7 INVESTMENT REPRESENTATIONS; LOCKUP AGREEMENTS. Each of the Stockholders acknowledges that the Special Warrants, and the shares of Industrialex Common Stock that will be issuable upon exercise of the Special Warrants, have not been registered or qualified under the Securities Act of 1933 or any state securities laws, and will be issued to the Stockholders pursuant to an exemption from such registration or qualification for transactions not involving a public offering. The Special Warrants and the Industrialex Common Stock are therefore "restricted securities," as that term is defined in Rule 144 under the 1933 Act, and may not be sold or transferred except pursuant to an effective registration statement under the 1933 Act and the applicable state securities laws or pursuant to exemptions from such registration requirements. In addition, each Stockholder agrees that, in the event that Industrialex effects a public offering of the Industrialex Common Stock (presently anticipated to be effected on the Canadian Venture Exchange in six to nine months) within one year of the Closing Date, each Stockholder agrees to enter into a lock-up agreement covering 90% of the Special Warrants and the shares issuable upon exercise of the Special Warrants pursuant to which such shares may not be sold or transferred for a period of nine months after the effective date of the initial public offering. Each Stockholder agrees, at the Closing, to deliver to Industrialex an Investment Representation and Lock-Up Agreement substantially in the form of EXHIBIT F, setting forth the aforesaid investment representations and agreements. The restrictions on transfers set forth in this Section 5.7 shall not prohibit the transfer of the Special Warrants and the shares issuable upon exercise of such Special Warrants by a Stockholder by gift to a donee that agrees to hold the transferred shares subject to the same restrictions on transfer as are applicable to the Stockholder/transferor of such securities.

         5.8 LIQUIDITY OF INDUSTRIALEX COMMON STOCK. In the event that no public offering of Industrialex Common Stock has been effected within one year of the Closing, Industrialex agrees, at the request of a Stockholder within six months thereafter, promptly to repurchase from such Stockholder all of the Special Warrants issued to the stockholder hereunder at a price of $1.00 per Special Warrant. Payment for such repurchase shall be made within 20 days after the Stockholder makes demand for such repurchase upon delivery of the Special Warrants, duly endorsed to Industrialex.

         5.9 RELEASE OF GUARANTIES. Industrialex shall use its best efforts to obtain the release of any personal guaranty given by any Stockholder guaranteeing payment by the Company of any loans to the Company that are presently outstanding. If necessary to obtain such release, Industrialex will guaranty or agree to pay any such loans to the Company.

         5.10 DISTRIBUTION. Notwithstanding anything contained in this Agreement to the contrary, prior to the Closing, the Company may make a cash distribution to the Stockholders in the amounts set forth in Schedule 5.10 of the Company Disclosure Schedule.

         5.11 REIMBURSEMENT. All reasonable fees payable by the Company to Deloitte & Touche LLP in connection with the delivery of the Company Financial Statements shall be paid by Industrialex; provided, however, that Industrialex shall not pay any fees in excess of $25,000 pursuant to this Section 5.11.

         5.12 LEASE.

              (a) Vince DiNapoli shall permit Industrialex and/or the Company (for purposes of this Section 5.12 only, the Company and Industrialex are sometimes collectively referred to as "Buyer") to rent the facilities located at 171 Talamine Court, Colorado Springs, Colorado 80907 (the "Facility") for a period of five years from the Closing Date at a rental fee of $5.80 per square foot for the first year, $6.65 per square foot for years two and three, and $7.60 per square foot for years four and five. From the Closing Date, Buyer shall have a right of first refusal to purchase the Facility.

                  (b) Right of First Refusal. Mr. DiNapoli shall notify Buyer of any offers (and the material terms thereof) it receives from or makes to any third party (the "Offeror") for the sale of the Facility by Mr. DiNapoli within 3 days of receipt or delivery thereof. Within ten days after delivery of Mr. DiNapoli's notice to Buyer, Buyer shall notify Mr. DiNapoli in writing (the "Election Notice") of whether it has elected to exercise its right of first refusal as to the Facility. If Buyer does not notify Mr. DiNapoli of whether it has elected to exercise its rights hereunder within ten days after delivery of Mr. DiNapoli's notice or if Buyer notifies Mr. DiNapoli it does not elect to exercise its right of first refusal, Buyer shall be deemed to have elected not to exercise its right of first refusal as to the Facility, and Mr. DiNapoli shall be free to enter into an agreement with the Offeror for the sale of the Facility upon the terms of the offer as contained in the Mr. DiNapoli's notice. If the Buyer delivers a timely Election Notice wherein it elects to exercise its right of first refusal, Buyer and Mr. DiNapoli shall proceed in good faith to enter into a contract for the sale of the Facility to Buyer upon the material terms (purchase price, date of closing) as contained in the Mr. DiNapoli's notice and upon such other terms as Buyer and Mr. DiNapoli agree.

                      At Closing, Buyer and Mr. DiNapoli shall enter into a Lease Agreement in substantially the form of EXHIBIT I containing the foregoing right of first refusal and setting forth the terms pursuant to which Buyer will rent the Facility.

         5.13 MAINTENANCE OF EQUIPMENT; CAPITALIZATION. Industrialex agrees that, until December 31, 2000, or until such time as the Note is paid in full, whichever is earlier, it will not (i) sell, transfer, or encumber by granting any liens upon, any property, plant, equipment or assets used by the Company in the conduct of its business, or use same for purposes other than those directly related to the conduct of the Company's business; (ii) issue or sell any equity securities representing an ownership interest in the Company; or (iii) create any additional bank debt.


                                   ARTICLE VI

                                   CONDITIONS

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ACQUISITION. The respective obligations of each party to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of the Company.

                  (b) None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this

Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed.

                  (c) No action, suit, proceeding, or investigation to suspend the offering of the Special Warrants in connection with the Acquisition shall have been initiated and be continuing, and all necessary approvals under all applicable state securities laws relating to the issuance of the Special Warrants to be issued to the Stockholders in connection with the Acquisition shall have been received.

                  (d) All consents, authorizations, orders, and approvals of (or filings or registrations with) any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of this Agreement shall have been obtained or made, except for filings in connection with the Acquisition and any other documents required to be filed after the Closing Date.

                  (e) No action, suit, or proceeding shall be pending or threatened by or before any court or governmental body in which an unfavorable judgment, order, or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or that could reasonably be expected to cause a Company Material Adverse Effect or an Industrialex Material Adverse Effect.

                  (f) All documents and instruments to be delivered by the parties in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the parties and their respective counsel, and the parties shall have received such other documents and instruments as they may reasonably request in connection therewith.

         6.2 CONDITIONS TO OBLIGATION OF THE COMPANY AND THE STOCKHOLDERS TO EFFECT THE ACQUISITION. In addition to the conditions set forth in Section 6.1 above, the obligation of the Company and the Stockholders to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Industrialex shall have performed in all respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of Industrialex contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Company shall have received a certificate of the President or a Vice President of Industrialex, dated the Closing Date, certifying to such effect.

                  (b) There shall have been delivered to the Company certificates, dated within five days of the Closing Date, of the Secretary of State of the State of Colorado, with respect to the incorporation and good standing of Industrialex.

                  (c) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to the Company.

                  (d) There shall have been delivered to the Company certificates, dated the Closing Date, of the Secretary of Industrialex (i) attaching a true and correct copy of the Articles of Incorporation of Industrialex and certifying that the Articles of Incorporation of Industrialex have not been amended since the date of the Certificates referred to in Section 6.2(b) above, (ii) attaching a true and complete copy of the Bylaws of Industrialex as in effect on the Closing Date, and (iii) attaching a true and complete copy of the resolutions of the Board of Directors of Industrialex approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby.

                  (e) Industrialex shall have executed and delivered to Vincent DiNapoli the employment agreement in the form attached as EXHIBIT B.

                  (f) Industrialex shall have obtained the release of any personal guarantees of the Stockholders for borrowings by the Company as provided for in Section 5.9.

                  (g) Industrialex shall have delivered to the Stockholders an opinion of its counsel in the form attached hereto as EXHIBIT E.

         6.3 CONDITIONS TO OBLIGATION OF INDUSTRIALEX TO EFFECT THE ACQUISITION. In addition to the conditions set forth in Section 6.1 above, the obligations of Industrialex to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) The Company shall have performed in all respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date as if made on the Closing Date, and Industrialex shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

                  (b) The status of any litigation of the Company as described in Schedule 3.14 of the Company Disclosure Schedule and/or the terms of any agreements relating to the compromise or dismissal of any action, suit or proceeding described in Schedule 3.14 of the Company Disclosure Schedule (subject to any restrictions on the disclosure of such terms) shall be satisfactory to Industrialex.

                  (c) Other than with respect to a default identified in the Company Disclosure Schedule as of the date of this Agreement, the Company shall not be in default of any obligation, where said default cannot be cured by the Closing Date, under any of the Contracts, unless any such defaults, individually or in the aggregate, would not reasonably be expected to have a Company

Material Adverse Effect, and Industrialex shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

                  (d) All consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to Industrialex unless otherwise waived by Industrialex.

                  (e) Vince DiNapoli, shall have executed and delivered to Industrialex an employment agreement in the form attached as EXHIBIT B, and the key employees and the officers of the Company shall have executed and delivered to Industrialex the agreements provided for in Section 5.4.

                  (f) There shall have been delivered to Industrialex a certificate, dated within five days of the Closing Date, of the Secretary of State of the State of Colorado, with respect to the incorporation and good standing of the Company, together with a certificate of the Secretary of State, listing all charter documents of the Company on file in the office of the Secretary of State and copies of the Articles of Incorporation of the Company and all amendments thereto, certified as true and correct by the Secretary of State.

                  (g) There shall have been delivered to Industrialex a certificate, dated the Closing Date, of the Secretary of the Company (i) attaching a true and complete copy of the Articles of Incorporation of the Company and certifying that the Company's Articles of Incorporation have not been amended since the date of the Certificate referred to in Section 6.3(f) above, (ii) attaching a true and complete copy of the Company's Bylaws as in effect on the Closing Date, and (iii) attaching a true and complete copy of the resolutions of the Company approving the execution and delivery of this Agreement and authorizing the transactions contemplated hereby.

                  (h) There shall have been no change in the financial condition or results of operations of the Company from that reflected in the 1999 Company Balance Sheet so as to result in a Company Material Adverse Effect.

                  (i) Each Stockholder shall have delivered to Industrialex an Investment Representation and Lock-Up Agreement substantially in the form of EXHIBIT F, as provided for in Section 5.7 hereof.

                  (j) [Intentionally left blank]

                  (k) The Company and the Stockholders shall have delivered to Industrialex an opinion of their counsel in the form attached hereto as EXHIBIT G.

                  (l) The audited balance sheet of the Company as of December 31, 1999 (the "1999 Company Balance Sheet") shall reflect a net book value of at least five hundred eighty-two thousand dollars ($582,000).

                  (m) Industrialex shall be satisfied in all material respects with the results of its due diligence in respect of the Company.

                  (n) Mr. DiNapoli shall have delivered to Industrialex the Lease Agreement in substantially the form attached hereto as EXHIBIT I.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS. Notwithstanding any examination made by or on behalf of Industrialex, the knowledge of Industrialex or any of the respective officers, directors, stockholders, employees, or agents of Industrialex, or the acceptance by any party of any certificate or opinion, the representations, warranties, covenants, and agreements of the Stockholders and the Company set forth in this Agreement, or in any writing delivered by the Stockholders of the Company in connection with this Agreement, shall survive the consummation of the transactions contemplated hereby and shall expire on the date that is the earlier of 18 months after the Closing Date except that the representations and warranties made in Section 3.15 regarding taxes and Section
3.23 regarding Employee Benefits shall survive until the expiration of the applicable statutes of limitations, and that the representations and warranties made in Section 3.22 regarding Environmental Matters shall survive for a period of three years following the Closing Date. Notwithstanding anything contained herein to the contrary, the representations and warranties made in Section 3.1,
Section 3.2 and Section 3.3 shall survive indefinitely and claims relating thereto may be brought at any time following the Closing Date. Furthermore, following the Closing, any liability or obligation of the Stockholders or the Company arising under this Agreement shall be solely the joint and several liability or obligation of the Stockholders. Notwithstanding any examination made by or on behalf of the Stockholders, the knowledge of the Company or of any of its officers, directors, stockholders, employees, or agents of the Stockholders, or the acceptance by any party of any certificate or opinion, the representations, warranties, covenants, and agreements of Industrialex set forth in this Agreement, or in any writing delivered by Industrialex in connection with this Agreement, shall survive the consummation of the transactions contemplated hereby and shall expire on the date that is 18 months after the Closing Date.

         7.2 INDEMNITY.

             (a) Subject to the terms and conditions of this Article, each Stockholder, jointly and severally, shall indemnify and hold harmless Industrialex and each officer, director, and affiliate of Industrialex, including without limitation, the Company or any successor of Industrialex (collectively, the "Industrialex Indemnified Parties") from and against all demands, claims, causes of action, assessments, including any Federal or state tax audits, losses, damages, liabilities and costs and expenses, including, without limitation, reasonable attorneys' fees and any expenses incident to the investigation or enforcement of this Article VII (collectively, "Losses"), that the Industrialex Indemnified Parties may suffer, sustain or become subject to by reason of or arising out of (i) any breach of any covenant or agreement of the Company or the Stockholders contained in this

Agreement, and (ii) any material inaccuracy in any representation or warranty of the Company or the Stockholders contained in this Agreement and in any document, Disclosure Schedule, certificate or other instrument or writing delivered by or on behalf of the Stockholders or the Company pursuant to this Agreement or in connection herewith. Attorneys' fees and expenses of investigation of an alleged Loss shall be covered by this Indemnity only if the alleged Loss is covered by this Indemnity and attorneys' fees incident to enforcement and investigation of this Article VII shall be recoverable by an Industrialex Indemnified Party only if that Party's claim for Indemnity is successful.

             (b) Subject to the terms and conditions of this Article VII, Industrialex shall indemnify and hold harmless the Stockholders (collectively, the "Company Indemnified Parties") from and against all Losses that the Company Indemnified Parties may suffer, sustain or become subject to by reason of or arising out of (i) any breach of any covenant or agreement of Industrialex contained in this Agreement, and (ii) any inaccuracy in any representation or warranty of Industrialex contained in this Agreement.

         7.3 LIMITATIONS ON INDEMNIFICATION. The indemnification provided for in Section 7.3 hereof shall be subject to the following limitations and conditions:

             (a) No Stockholder shall be liable for any Losses resulting from any inaccuracy in any representation or warranty of the Company or the Stockholders contained in this Agreement unless written notice of entitlement to make a claim (whether or not any monetary Losses have actually been suffered) with respect to such Losses is given by an Industrialex Indemnified Party on or prior to the expiration of the survival of the particular representation or warranty at issue, as set forth in Section 7.1 above.

             (b) Industrialex shall not be liable for any Losses resulting from any inaccuracy in any representation or warranty of Industrialex contained in this Agreement unless written notice of entitlement to make a claim (whether or not any monetary Losses have actually been suffered) with respect to such Losses is given by a Company Indemnified Party on or prior to the expiration of the survival of the particular representation or warranty at issue, as set forth in
Section 7.1 above.

             (c) In the event that a Stockholder is required to make any payment under this Agreement, such Stockholder shall promptly pay to the Industrialex Indemnified Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Stockholder shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest as provided in Section 7.6.

             (d) In the event that Industrialex is required to make any payment under this Agreement, Industrialex shall promptly pay to the Company Indemnified Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, Industrialex shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest as provided in Section 7.6.

             (e) Notwithstanding any other provision of this Article VII, no Indemnifying Party shall be obligated to indemnify an Indemnified Party under
Section 7.2 unless the aggregate amount of the Loss incurred by the Indemnified Party or Indemnified Parties exceeds the sum of $120,000 (the "Deductible") prior to the expiration of the applicable representations as set forth in
Section 7.1 at which point the Indemnifying Party shall be liable for the amount of such loss in excess of the Deductible. In addition, no Stockholder shall be obligated to indemnify Industrialex, and Industrialex shall not be obligated to indemnify any Stockholder for losses in excess of the amount of consideration received by such Stockholder hereunder. For purposes of this subsection 7.3(e), the Special Warrants received by the Stockholders hereunder shall be deemed to have a value of $1.00 for each share of Industrialex common stock issuable upon exercise of such Special Warrant.

         7.4 CONDITIONS OF INDEMNIFICATION OF THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to Losses resulting from the assertion of liability by third parties ("Third Party Claims") shall be subject to the following terms and conditions:

             (a) In the event that any claim or demand for which the Stockholders would be liable to an Industrialex Indemnified Party hereunder, or for which Industrialex would be liable to a Company Indemnified Party (Industrialex Indemnified Party or the Company Indemnified Party, as applicable being referred to as the "Indemnified Party" and the indemnifying party in any such event being referred to as the "Indemnifying Party"), is asserted against or sought to be collected by a third party, the Indemnified Party shall promptly notify the Indemnifying Party of such claim or demand, specifying to the extent practicable the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The Indemnifying Party shall have 30 days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand, and (ii) if it does not dispute such liability, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, however, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests; provided further, that the Indemnified Party shall use its reasonable efforts to provide the Indemnifying Party with notice of any such filing and an opportunity to comment thereon. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that Indemnifying Party does not dispute such liability and desires to defend against such claim or demand, then except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of an Indemnified Party becoming subject to liability for any other matter. If an Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If, in the reasonable opinion of an Indemnified Party, any such claim or demand involves an issue or matter that could have an adverse effect on the business, operations, assets, properties or prospects of an Indemnified Party or an affiliate of an Indemnified Party, such Indemnified Party shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses thereof shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnifying Party disputes its liability with respect to such claim or demand or elects not to defend against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnifying Party or by an Indemnified Party (but the Indemnified Party shall not have any obligation to contest any such claim or demand), then that portion thereof as to which such defense is unsuccessful, shall be presumptively deemed to be a liability of the Indemnifying Party hereunder (subject, if the Indemnifying Party has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions).

             (b) In the event that an Indemnified Party should have a claim against an Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party; provided, that the failure to so notify shall not limit the Indemnified Party's right to indemnification under Section 7.2 unless such failure materially adversely affects the ability of the Indemnifying Party to defend such claim and then only to such extent. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be presumptively deemed a liability of the Indemnifying Party hereunder.

             (c) Nothing herein shall be deemed to prevent an Indemnified Party from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and an Indemnified Party has reasonable grounds to believe that such a claim or demand will be made.

         7.5 ARBITRATION. Any dispute between an Indemnified Party and an Indemnifying Party with respect to an Indemnified Party's right to seek indemnification with respect to any Claim pursuant to the provisions of this
Article VII shall be resolved by binding arbitration in accordance with the following provisions of this Section 7.5; provided, however, that either the Indemnifying Party or an Indemnified Party may seek injunctive relief or other equitable relief to preserve the status quo pending arbitration.

             (a) An Indemnifying Party or an Indemnified Party may submit any dispute that is subject to arbitration under this Section 7.5 by giving written notice to the other parties to such dispute. Within ten business days after receipt of such notice by such other parties, the Indemnifying Party shall appoint one arbitrator and an Indemnified Party shall appoint one arbitrator and within ten business days thereafter the two arbitrators so appointed shall select a third arbitrator. If the Indemnifying Party or an Indemnified Party shall fail to make such appointment within such 10-day period, the other party may request the American Arbitration Association to appoint the second arbitrator. The American Arbitration Association may thereupon appoint the second arbitrator. If the two appointed arbitrators shall fail to select a third arbitrator within said 10-day period, the

Indemnifying Party and an Indemnified Party shall mutually select the third arbitrator. If such parties are unable to agree upon such selection, then such party may, upon at least five business days' prior written notice to the other party, request the American Arbitration Association to appoint the third arbitrator. The American Arbitration Association may thereupon appoint the third arbitrator. All arbitrators shall be experienced in corporate and financial matters and shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned to any of the parties or any of their respective Affiliates. The arbitration shall be conducted in a location to be agreed upon by the parties or, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as otherwise provided in this Section 7.5.

             (b) The three arbitrators shall investigate the facts and shall hold hearings at which the parties may conduct limited discovery, present evidence and arguments, be represented by counsel and conduct cross examination. The three arbitrators shall render a written decision on the matter presented to them by majority vote as soon as practicable after the appointment of the third arbitrator and in any event not more than 45 days after such appointment. The decision of the arbitrators, which may include equitable relief, shall be final and binding on the parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof. If the three arbitrators shall fail to render a decision within said 45-day period, either party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The prevailing party shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrators shall be borne by the nonprevailing party unless, in either case, the arbitrators for good cause determine otherwise. In resolving any dispute, the arbitrators shall apply the provisions of this Agreement, without varying therefrom in any respect. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Agreement.

         7.6 INTEREST. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnifying Party shall pay interest to the Indemnified Party on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at a rate of 10% per annum.

         7.7 TAX AUDITS AND CLAIMS. In the event of an audit of a Tax Return of the Company with respect to which an Industrialex Indemnified Party might be entitled to indemnification pursuant to this Article VII, Industrialex shall have the right to control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals. The Stockholders shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. In addition, the Stockholders may participate in, but not control, any audit, and control any post-audit Tax proceeding. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, subject to the limitations set forth in Section 7.2, the Stockholders shall be jointly and severally responsible for and shall promptly pay all Taxes, interest, and penalties which become due as a result of any such audit.


                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION OF AGREEMENT. This Agreement may be terminated or abandoned by written notice given at or prior to Closing in the manner hereinafter provided:

             (a) By mutual consent of Industrialex and the Stockholders;

             (b) By the Stockholders if the Closing has not occurred on or before May 1, 2000, due to a failure of any of the conditions specified in Sections 6.1 or 6.2;

             (c) By the Stockholders if there has been a material default or breach by Industrialex with respect to the performance of any of Industrialex's material covenants and agreements contained herein, or with respect to the correctness of or due compliance with any of Industrialex's material representations and warranties contained herein;

             (d) By Industrialex if the Closing has not occurred on or before May 1, 2000, due to a failure of any of the conditions specified in Sections 6.1 or 6.3;

             (e) By Industrialex if there has been a material default or breach by the Stockholders with respect to the performance of any material covenants and agreements of the Stockholders contained herein, or with respect to the correctness of or due compliance with any material representations and warranties of the Stockholders contained herein.

For purposes of this Section 8.1, the action of Stockholders who own a majority of the Seller Shares shall be deemed to be the action of the Stockholders. Notwithstanding the foregoing, if Industrialex or the Stockholders are in breach of any of the respective material obligations under this Agreement; Industrialex or the Stockholders (as the case may be) shall not be entitled to exercise the termination right under Paragraph 8.1(b), (c), (d) or (e) above during the continuance of such breach.

         8.2 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Industrialex or the Stockholders or by both Industrialex and the Stockholders pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by Industrialex or the Stockholders. In addition, if this Agreement is terminated as provided herein:

             (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

             (b) All information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall continue to be subject to the provisions of Article IX of this Agreement, which provisions shall survive any such termination.

             (c) Upon any termination of this Agreement pursuant to this Article VIII, the respective obligations of the parties hereto under this Agreement (other than under Paragraphs 8.2(a) and (b) above) shall terminate and no party shall have any liability whatsoever to any other party hereto by reason of such termination, irrespective of the cause of such termination; provided, however, that (i) a termination of this Agreement by Industrialex pursuant to Paragraph 8.1(e) due to a material default by the Stockholders, or by the Stockholders pursuant to Paragraph 8.1(c) due to a material default by Industrialex, shall not relieve the Stockholders or Industrialex (as the case may be) of its liability hereunder to the non-defaulting party; and provided, further, that if notwithstanding a material default by Industrialex, the Company, or the Stockholders, either Industrialex or the Stockholders close the transactions contemplated hereby despite the material default by another party, such action by the non-defaulting party or parties shall constitute a waiver of such material default by another party; and (ii) notwithstanding anything to the contrary contained herein, in no event shall any party be liable to any other party for any consequential damages, special damages or lost profits or lost business opportunities arising from a material breach of this Agreement.

                                   ARTICLE IX

                                 CONFIDENTIALITY

         9.1 CONFIDENTIALITY COVENANTS. Industrialex, the Company, and the Stockholders acknowledge that Industrialex, the Company and the Stockholders may have received access to Confidential Information (as hereinafter defined) of the other in the course of investigations and negotiations prior to Closing, and the Stockholders acknowledge that they may have Confidential Information of the Company and/or of Industrialex. Each party that receives any Confidential Information (a "Receiving Party") from any other party hereto (the "Disclosing Party"), may disclose any such Confidential Information to such party's employees, attorneys, accountants, financial advisors or agents or representatives that have a need to know such Confidential Information to facilitate or assist with the consummation of the transactions contemplated hereby (collectively, "Representatives"). Subject to the foregoing exception, and the exception hereinafter set forth in Subsection 9.2 below (i) a Receiving Party shall keep, and shall cause its Representatives to keep, all Confidential Information received from a Disclosing Party hereunder strictly confidential and shall not disclose, and shall cause its Representatives not to disclose, any such Confidential Information to any third party; and (ii) any Receiving Party and its Representatives shall not make any uses of Confidential Information received from a Disclosing Party except to facilitate or assist with the consummation of the transactions contemplated hereby. Confidential information shall include any business, financial, technical or other information, including, but not limited to, business plans, forecasts, marketing plans or initiatives, customer, client and vendor lists, training materials developed by the Disclosing Party, information regarding the identities, qualifications and compensation being paid to key employees, information received from customers, vendors or clients with the expectation, whether explicit or implicit, that such information would be protected from disclosure or dissemination to third parties, and other information the value of which to the Disclosing Party is dependent on the non-disclosure of such information. Confidential Information shall not include information that, although disclosed or made available by a Disclosing Party or any of its Representatives to a Receiving Party or any of its Representatives,
(i) can be obtained by persons not subject to confidentiality or use restrictions from public sources, including periodicals, government and industry publications and other media that is readily accessible to the public or competitors of the Disclosing Party, (ii) has been disclosed by the Disclosing Party or any of its Representatives to any unaffiliated third parties without the imposition of any restrictions or prohibitions on disclosure or use thereof and has been, as a result, disclosed by that third party to other third parties, or (iii) information that the Receiving Party can demonstrate convincingly was in its possession prior to its disclosure to the Receiving Party by the Disclosing Party or any of its Representatives, provided that the Receiving Party had not obtained possession of such Confidential information from any one that the Receiving Party knew or should have known was subject to restrictions on its right to disclose such information to the Receiving Party, either pursuant to an agreement or by reason of his position or relationship with the Disclosing Party.

         9.2 DISCLOSURE PURSUANT TO LEGAL PROCESS. If a Receiving Party is required by subpoena or other legal process, or by laws applicable to it, to disclose or produce any Confidential Information belonging to a Disclosing Party, then, the Receiving Party shall (i) provide the Disclosing Party prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that Disclosing Party may seek an order to quash such subpoena or other legal process or an appropriate protective order or may elect to waive compliance with the provisions of this Article IX as to any portion or all of such Confidential Information (ii) consult with the Disclosing Party as to the advisability of taking legally available steps to quash or narrow such request, and (iii) provide such reasonable cooperation as the Disclosing Party may request in connection with efforts by the Disclosing Party to quash the subpoena or other legal process or to obtain a protective order with respect to the Confidential Information being sought. If, in the absence of a protective order or the receipt of a waiver hereunder, a Receiving Party is nonetheless, in the opinion of his legal counsel, compelled to disclose or produce any such Confidential Information of the Disclosing Party to any tribunal legally authorized to request and entitled to receive such Confidential Information or to any government agency with which the Receiving Party is required by law to file any such Information or otherwise stand liable for contempt or suffer other censure or penalty or liability, the Disclosing Party may disclose or produce such Confidential Information to such tribunal or government agency, notwithstanding the fact that such information may, as a result become available to the public, without incurring liability hereunder to the Disclosing Party; provided, however, that the Receiving Party shall give the Disclosing Party written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

         9.3 TERMINATION OF CONFIDENTIALITY OBLIGATIONS. The obligations of Industrialex under this Article IX shall terminate on the Closing of the transactions contemplated hereby, but the obligations of each Stockholder under this Article IX, which shall survive the Closing for a period of five (5) years thereafter with respect to Confidential Information of the Company or Industrialex. In the event of a termination of this Agreement, the respective obligations of the Stockholders with respect to Confidential Information of Industrialex and the obligations of Industrialex with respect to Confidential Information of the Company shall survive for a period of five (5) years from the date of such termination.


                                    ARTICLE X

                             SECTION 338 TAX MATTERS

         10.1 BUYERS ELECTION. At Industrialex's election, Industrialex, the Company, and the Shareholders agree to make an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the transactions contemplated by this Agreement.

         10.2 PREPARATION OF FILING. Industrialex shall be responsible for the preparation and filing of all Section 338 Forms (as hereinafter defined) in accordance with applicable tax laws and the terms of this Agreement and shall deliver such Section 338 Forms to the Shareholders at least 30 days prior to the date that such Section 338 Forms are required to be filed. The Shareholders shall execute and deliver to Industrialex such documents or forms (including executed Section 338 Forms) as are requested and are required by any laws in order to properly complete Section 338 Forms at least 20 days prior to the date such Section 338 Forms are required to be filed. Shareholders shall provide Industrialex with such information as Industrialex reasonably requests in order to prepare the Section 338 Forms by 30 days after Industrialex's request for such information.

         10.3 ALLOCATIONS. Industrialex shall determine (i) the amount of the "modified aggregate deemed sales price" and (ii) the allocations of such amount among the assets of the Company (collectively, the "Allocations"). Industrialex shall be under no obligation to have the Allocations prepared or reviewed by an independent appraiser. The Allocations shall be binding upon Industrialex and the Shareholders unless the Shareholders shall, within 15 days of delivery of the Allocations to the Shareholders, conclude in good faith that the Allocations are clearly unreasonable and provide notice of such conclusion and the reasons therefor to Industrialex, in which event the parties shall endeavor in good faith to agree upon Allocations. Should the parties not reach agreement within 20 days after the Shareholders have provided notice of their disagreement to Industrialex, the matter shall be submitted to arbitration, which shall be conducted in accordance with the rules of Section 7.5. Such arbitration shall determine (i) whether the Shareholders properly concluded that the Allocations determined by Industrialex are clearly unreasonable and, if so, (ii) appropriate new Allocations.

         10.4 DEFINITIONS. "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Tax authority in connection with a Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of Section 338 election" and IRS Form 8023 and/or 8023-A (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. Section 1.338(h)(10)-1 or any successor provisions.

         10.5 INDEMNIFICATION OF STOCKHOLDERS.

             (a) The Stockholders agree that any income taxes attributable to the Section 338(h)(10) election shall be paid by the Stockholders, as the shareholders of the Company, provided that Industrialex shall indemnify the Stockholders for any Incremental Tax Cost. "INCREMENTAL TAX COST" shall mean the net excess, when and as incurred, of (1) the actual combined federal and state income tax liability of the Stockholders for the taxable year in which the Closing occurs (determined without regard to any payment under this Section 10.5(a)); over (2) the combined hypothetical federal and state income tax liability of the Stockholders determined by treating the Stockholders as if they had sold their Shares on the terms set forth herein in the absence of a Section 338(h)(10) Election. To the extent that the Stockholders recognize a federal or state tax benefit attributable to the deemed asset sale and liquidation that results from the Section 338(h)(10) Election during any taxable period following the receipt of any indemnity payment under this Section 10.5(a), the Stockholders shall promptly refund an amount equal to such tax benefit to Industrialex.

             (b) Industrialex shall pay any amounts for which it has indemnified the Stockholders pursuant to paragraph (a) of this Section 10.5 within 30 days of receiving notice thereof from Seller together with supporting computations and documentation, which shall include copies of all state and federal individual income tax returns of the Stockholders for the taxable year in which the Closing occurs as filed with the applicable taxing authority; provided that the Stockholders shall provide, within 5 days of request therefor, any further supporting information or documents reasonably requested by Industrialex; and provided further that if Industrialex reasonably disagrees with the computations provided by the Stockholders, the matter shall be submitted to arbitration conducted in accordance with the rules of Section 7.5.



                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 NONDISCLOSURE OF THIS AGREEMENT. The Company agrees that it shall, and it shall direct and use its best efforts to cause its officers, directors, stockholders, employees, agents, and representatives to, keep the existence of this Agreement and the terms of the transactions contemplated hereby strictly confidential and to not disclose such matters to any third party without Industrialex's prior written consent.

         11.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


If to Industrialex:                    If to the Company or the Stockholders:

Industrialex Manufacturing, Corp.      Screen Tech Graphics, Inc.
63 South Pratt Parkway                 171 Talamine Court
Longmont, CO 80501                     Colorado Springs, CO  80907
Attn:  Ahmad Akrami                    Attn:  Vincent DiNapoli
Telephone:  (303) 651-6672             Telephone: (719) 473-4555
Facsimile:   (303) 651-1998            Facsimile:
                                                   --------------

With copies to:                        With copies to:

Davis, Graham & Stubbs LLP             Hendricks & Hendricks & Shakes P.C.
370 17th Street, Suite 4700            4055 Nonchalant Circle S.
Denver, Colorado 80202                 Colorado Springs, CO  80917
Attn:  Lester R. Woodward, Esq.        Attn:  Terry Hendricks
Telephone:  (303) 892-7392             Telephone: (719) 596-3326
Facsimile:  (303) 893-1379             Facsimile: (719) 596-7613

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or on the third day after the mailing thereof.

         11.3 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and other named beneficiaries of covenants or agreements in this Agreement, or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         11.4 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Company Disclosure Schedule, the Industrialex Disclosure Schedule, the confidentiality agreements between the parties hereto and any schedules or agreements delivered or to be delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all




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
prior agreements and understandings among the parties with respect thereto. No information previously provided, or any addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         11.5 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by the Industrialex Board of Directors and by the Stockholders by action by those Stockholders who own a majority of the Seller Shares by an instrument in writing signed on behalf of each of the parties hereto.

         11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to its rules of conflict of laws.

         11.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

         11.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         11.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         11.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         11.11 INCORPORATION OF EXHIBITS. The Company Disclosure Schedule, the Industrialex Disclosure Schedule and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         11.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement




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
is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 CONSENT. Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed.

                                     * * * *

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



         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

"INDUSTRIALEX"                          "STOCKHOLDERS"

INDUSTRIALEX MANUFACTURING
CORP.


By:     /s/ Ahmad Akrami                     /s/ Vincent DiNapoli
   ----------------------------         ------------------------------------
     Name: Ahmad Akrami                 Vincent DiNapoli
     Title:   President
                                             /s/ Susan Elizabeth DiNapoli
                                         -----------------------------------
                                        Susan Elizabeth DiNapoli

"THE COMPANY"

SCREEN TECH GRAPHICS, INC.


By:     /s/ Vincent DiNapoli
   ----------------------------
     Name: Vincent DiNapoli
     Title:   President
           --------------------







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